Exhibit 10.01

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT (the "AGREEMENT") is made and entered into and effective as of this 5th day of March, 2012, by and between R. Thomas Kidd and Joan L. Kidd, husband and wife as tenants by the entireties, ("PURCHASER") and Domark International, Inc. a Nevada Corporation ("SELLER").

                                   BACKGROUND

Seller is engaged in the business of marketing, developing and managing sports events, primarily golf events, providing scoring services to golf charity and corporate events, and owns certain hardware, software and other assets and intellectual property in connection with its sports business, (the "SPORTS BUSINESS"). In addition, Seller has recently entered the Solar Product Business. The Solar Product Business is specifically excluded from this sale. Seller wishes to sell, and Purchaser wishes to purchase all of the assets used in the Sports Business of the Seller upon and subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

Now, therefore, for and in consideration of the mutual representations, warranties, covenants, and agreements contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree:

                     SECTION 1. PURCHASE AND SALE OF ASSETS

     SECTION 1.1 PURCHASE OF ASSETS. On and subject to the terms and conditions of this Agreement, Purchaser hereby purchases and Seller hereby sells, assigns, grants, transfers, and conveys to Purchaser or Purchaser's assign all of the right, title, and interest of Seller in and to all of the assets of Seller used exclusively in the Sports Business (collectively, the "PURCHASED ASSETS") free and clear of any and all liens, claims, charges, security interests, and encumbrances as the same exist on the Closing Date, except for those debts assumed by Purchaser's assign at closing, as follows:

     a. All intellectual property, trade name, trade secrets, trademarks, personnel contracts, web site domain and content, strategic partnerships, sponsors, receivables, publications, operating model, manuals, licenses, and all other confidential information relating to the Sports Business; and

     b.   All current, past and future clients.

     c.   All assets of the Seller as identified in SCHEDULE 1.1(C)

     d. All software programs and copyrighted products, systems and processes used in the Sports Business

     SECTION 1.2 ASSUMPTION OF DEBT AND EXCLUDED LIABILITIES. Purchaser's assign, shall take title to the assets listed in Schedule 1.1(c) free and clear of all liabilities except those liabilities assumed by Purchaser's assign pursuant to this Agreement. The assumed liabilities are contained and identified in Schedule 1.2.1. All debt currently owed by the Seller to R. Thomas Kidd and Joan L. Kidd in the approximate amount of $1,084,000 shall be transferred to the

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Purchaser's assign at closing. Purchaser acknowledges and agrees that Seller's obligations to R. Thomas Kidd and Joan L. Kidd shall terminate upon execution of this Agreement. All other liabilities of Seller are hereinafter referred to as "EXCLUDED LIABILITIES and are contained and identified in Schedule 1.2.2.

                      SECTION 2. PURCHASE PRICE AND CLOSING

     SECTION 2.1 PURCHASE PRICE. The Purchase price for the Purchased Assets is Fifty Thousand shares (50,000) of Series A Convertible Preferred stock of the Seller and 9,771,500 shares of restricted common stock of the Seller (THE "SHARES"), and the debt assumption as set forth in section 1.2. Shares will be delivered to the Seller at Closing, with the exception of 400,000 shares of restricted stock which will be delivered to Seller when the shares are released by the Trustee in charge of the Bankruptcy Proceeding involving R. Thomas Kidd.

     SECTION 2.2 TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Purchased Assets (the "CLOSING") will be upon delivery of all signed documentation as required under this Agreement, and all documentation necessary to perfect the delivery of the assets. The effective time of the closing and the transfer of the Purchased Assets to Purchaser is March 5, 2012.

     SECTION 2.3 TRANSFER AND CLOSING EXPENSES. Each party shall be responsible for the payment of any closing expenses incurred by that party in connection with this transaction. Seller shall be responsible for any transfer expenses incurred in transferring the stock received from Buyer as part of the stated consideration.

               SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER

For the purpose of inducing the Purchaser to purchase the Purchased Assets, Seller represents and warrants to Purchaser as follows:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     SECTION 3.2 AUTHORITY. Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Seller has been duly and validly authorized and approved by all necessary action on the part of Seller. This Agreement is the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and to the exercise of judicial discretion in accordance with general equitable principles.

     SECTION 3.3 PERSONAL PROPERTY. Seller, to the best of its knowledge, has good and marketable title to all of it's Assets free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind or of any nature. The Purchased Assets include all rights, properties, interest in

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properties, and assets necessary to permit Purchaser to carry on the Sports
Business as the same has heretofore been previously conducted by Seller.

     SECTION 3.4 COMPLIANCE WITH LAWS. Seller, to the best of its knowledge, is not subject to any judgment, order, writ, injunction, or decree that adversely affects, or might in the future reasonably be expected to adversely affect any of the Purchased Assets or the Sports Business.

     SECTION 3.5 LITIGATION. There are no formal or informal complaints, investigations, claims, charges, arbitration, grievances, actions, suits, or proceedings pending, or to the knowledge of Seller threatened against any of the Purchased Assets at law or in equity or admiralty, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign which would affect the purchased assets materially. To the best of its knowledge, Seller is not subject to any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Purchased Assets.

     SECTION 3.6 BROKERS AND FINDERS. Seller has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated hereby.

       SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller as follows:

     SECTION 4.1 ORGANIZATION AND QUALIFICATION. Purchaser's assign will be a newly formed corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation.

     SECTION 4.2 AUTHORITY. Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Purchaser has been duly and validly authorized and approved by all necessary action on the part of Purchaser, and this Agreement is the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles.

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     SECTION 4.3. LITIGATION. There is no suit, action, proceeding, claim or investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser which would prevent Purchaser from consummating the transactions contemplated by this Agreement.

     SECTION 4.4. BROKERS AND FINDERS. Purchaser has not incurred any obligation or liability to any party for brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated hereby.

                           SECTION 5. INDEMNIFICATION

       All statements contained in any certificate, Exhibit or Schedule delivered by or on behalf of Purchaser or Seller pursuant to this Agreement, or any document that is executed simultaneously with this Agreement, shall be deemed representations and warranties hereunder by Purchaser or Seller, as the case may be.

     SECTION 5.1 AGREEMENT OF SELLER TO INDEMNIFY PURCHASER.

          (a) Seller hereby agrees to indemnify Purchaser from, against, and in respect of any and all losses, including reasonable attorneys fees and costs, incurred by Purchaser by reason of, resulting from, or based upon:
     (i) the inaccuracy or untruth of any representation of Seller contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit or other document furnished by Seller, in connection with the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, (ii) the breach by Seller of any covenant or agreement made in or pursuant to this Agreement or any agreement executed by Seller, and delivered to Purchaser in connection with the Closing of the transactions contemplated hereby; and (iii) any Excluded Liability including without limitation the failure to comply with the bulk sales law and any Excluded Liability that attaches to the Assets.

          (b) Seller's obligation to indemnify Purchaser for losses is subject to the condition that Seller shall have received notice of the losses for which indemnity is sought on or before December 31, 2012.

          (c) Purchaser's remedies against Seller for any losses hereunder shall be cumulative, and the exercise by Purchaser of its right to indemnification hereunder shall not affect the right of Purchaser to exercise any other remedy at law or in equity, to recover damages, or to obtain equitable or other relief, PROVIDED, that Seller shall not be liable for damages in excess of the actual damages suffered by Purchaser as a result of the act, circumstance, or condition for which indemnification is sought.

     SECTION 5.2 AGREEMENT OF PURCHASER TO INDEMNIFY SELLER.

          (a) Purchaser hereby agrees to indemnify Seller from, against, for, and in respect of any and all losses asserted against incurred by Seller by reason of, resulting from or based upon: (i) the inaccuracy or untruth of any representation or warranty of Purchaser, contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit or other

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     document furnished by Purchaser, in connection with the execution and delivery of this Agreement or the closing of the transactions contemplated hereby, or (ii) the breach by Purchaser of any covenant or agreement made in or pursuant to this Agreement or any agreement executed by Purchaser, and delivered to Seller in connection with the Closing of the transactions contemplated hereby.

          (b) Purchaser's obligation to indemnify Seller for losses is subject to the condition that Purchaser shall have received notice of the losses for which indemnity is sought on or before December 31, 2012.

          (c) Seller's remedies against Purchaser for any losses hereunder shall be cumulative, and the exercise by Seller of its right to indemnification hereunder shall not affect the right of Seller to exercise any other remedy at law or in equity, to recover damages, or to obtain equitable or other relief, PROVIDED, that Purchaser shall not be liable for damages in excess of the actual damages suffered by Seller as a result of the act, circumstance, or condition for which indemnification is sought.

                         SECTION 6. POST CLOSING MATTERS

     SECTION 6.1 FURTHER ASSURANCES. From and after the date hereof, Seller and Purchaser agree, without further consideration, to execute and deliver promptly to each other, such further consents, waivers, assignments, endorsements, and other documents and instruments, and to take all such further actions, as either of the parties may from time to time reasonably request, with respect to the assignment, transfer, and delivery to Purchaser of the Purchased Assets, and the fulfillment of any condition precedent to the obligations of either party that was waived in order to close the transactions contemplated herein, and the consummation in full of the transactions provided for herein.

     SECTION 6.2 DEFINITIONS. As used herein, the following capitalized terms are used with the meanings thereafter ascribed:

"AFFILIATE" means any person or entity directly or indirectly Controlling, Controlled by, or under common Control with Seller.
"COMPETING ENTERPRISE" means any person or entity that is substantially engaged in the Sports Business.
"CONTROL" means the power to direct the management and affairs of a person. "TRADE SECRETS" means information of the Sports Business which derives economic value, actual or potential, from not being generally known and not being readily ascertainable by proper means to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, but shall not include Excluded Information. Trade Secrets may include both technical or non-technical data, including without limitation, (a) any process, machine, pattern, compilation, program, method, technique, formula, chemical formula, composition of matter, or device which (1) is not generally known or which the Seller, with respect to the Sports Business has a reasonable basis to believe may not be generally known, (2) is being used or studied by the Sports Business and is not described in a printed patent or in any literature already published and distributed externally by Seller with respect to the Sports

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Business, and (3) is not readily ascertainable from inspection of a product of the Sports Business; (b) any engineering, technical, or product specifications including those of features used in any current product of the Sports Business or which may be so used, or the use of which is contemplated in a future product of the Sports Business; (c) any application, operating system, communication system, or other computer software (whether in source or object code) and all flow charts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concepts, test data, documentation, or manuals related thereto, whether or not copyrighted, patented, or patentable, related to or used in the Sports Business; or (d) information concerning the customers, suppliers, products, pricing strategies of the Sports Business, personnel assignments and policies of the Sports Business, or matters concerning the financial affairs and management of the Sports Business; provided however, that Trade Secrets shall not include any Excluded Information. As used herein, "EXCLUDED INFORMATION" means information (i) which has been voluntarily disclosed to the public by the Sports Business, (ii) independently developed and disclosed by parties other than the Sports Business, or (iii) that otherwise enters the public domain through lawful means or without misappropriation by Seller.

     SECTION 6.3 TRADE SECRETS. Seller for itself and each Affiliate acknowledges and agrees that all Trade Secrets related expressly to the Sports Business, and all physical embodiments thereof, are a part of the Purchased Assets are confidential to and shall be and remain the sole and exclusive property of Purchaser. Seller for itself and each Affiliate agrees that all Trade Secrets related to the Sports Business will be held in trust and strictest confidence, that each Affiliate shall protect such Trade Secrets from disclosure, and that each Affiliate will make no use of such Trade Secrets without prior written consent of Purchaser. The obligations of confidentiality contained in this Section shall apply from the date of this Agreement and with respect to all Trade Secrets at all times thereafter, until such Trade Secret is no longer a trade secret under applicable law.

     SECTION 6.4 REMEDIES. Seller for itself and any Affiliate covenants and agrees that Purchaser by virtue of the consummation of the transactions contemplated by this Agreement will be engaged in the Sports Business and that great loss and irreparable damage would be suffered by Purchaser if Seller should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section. Seller for itself and any Affiliate, further acknowledges and agrees that each such covenant and agreement is reasonably necessary to protect and preserve unto Purchaser the benefit of its bargain in the acquisition of the Sports Business, including, without limitation, the good will thereof. Therefore, in addition to all the remedies provided in this Agreement, or available at law or in equity, Seller for itself and any Affiliate jointly and severally agrees Purchaser shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of any of the covenants or agreements of Seller contained in this Section 6. The existence of any claim, demand, action, or cause of action of Seller against Purchaser shall not constitute a defense to the enforcement by Purchaser of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by Purchaser of any of its rights hereunder.

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     SECTION 6.5 BLUE PENCILING. In the event that any one or more of the provisions, or parts of any provisions, contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted under applicable law. Specifically, but without limiting the foregoing in any way, each of the covenants of the parties to this Agreement contained herein shall be deemed and shall be construed as a separate and independent covenant and should any part or provision of any of such covenants be held or declared invalid by any court of competent jurisdiction, such invalidity shall in no way render invalid or unenforceable any other part or provision thereof or any other covenant of the parties not held or declared invalid.

                          SECTION 7. GENERAL PROVISIONS

     SECTION 7.1 BULK SALES LAW WAIVER. Purchaser and Seller each agree to waive compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to extent that the same may be applicable to the transactions contemplated by this Agreement.

     SECTION 7.2 EXPENSES. Except as set forth in Section 2 hereof, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation, and execution of this Agreement and the Closing of the transaction contemplated hereby, including without limiting the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same.

     SECTION 7.3 BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their respective successors or assigns, as permitted herein.

     SECTION 7.4 HEADINGS. The Section, subsection, and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

     SECTION 7.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto and such execution shall be conclusively evidenced by a facsimile transmitted copy or electronic mail transmitted copy of the execution page hereof.

     SECTION 7.6 GOVERNING LAW. This Agreement shall be construed under the laws of the State of Florida, without giving effect to applicable principles of conflicts of law.

     SECTION 7.7 ADDITIONAL ACTIONS. Each party covenants that at any time, and from time to time, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

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     SECTION 7.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     SECTION 7.9 PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

     SECTION 7.10 ASSIGNMENT This Agreement shall not be assigned by operation of law or otherwise. However, the assets and liabilities being acquired by the Purchaser may be transferred to a newly formed corporation at the sole discretion of the Purchaser.

     SECTION 7.11 THIRD PARTIES Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     SECTION 7.12 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission with independent confirmation of receipt followed by confirmation of notice by registered or certified mail or overnight courier service; (iii) on the date delivered by an overnight courier service; or
(iv) on the fifth business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the address set forth herein of such other addresses provided by each party to the other parties in accordance with the terms or provisions hereof.

     SECTION 7.13 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     SECTION 7.14 SURVIVAL. The covenants, representations, warranties, and agreements contained herein shall survive the Closing of the transactions contemplated herein, for the length of time that Purchaser or Seller, as the

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case may be, may assert an indemnification claim for a breach or violation of such covenant, representation, warranty, or agreement pursuant to Section 5. Hereof.

     SECTION 7.15 ARBITRATION. Any controversy, dispute, or claim arising out of or relating to this Agreement or a claimed default hereunder, other than requests for injunctive relief or damages for a breach of a Restrictive Covenant including without limitation Sections 6.2, 6.3, 6.4, and 6.5 hereof, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the "AAA"), by which each party will be bound.

IN WITNESS WHEREOF, each party hereto has executed this Agreement, or caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the Closing Date.

Domark International, Inc.                     R. Thomas Kidd and Joan L. Kidd
Seller                                         Purchaser


By: /s/ Michael Franklin                       /s/ R. Thomas Kidd
   ---------------------------------           ---------------------------------
   Michael Franklin                            R. Thomas Kidd
   President

                                               /s/ Joan L. Kidd
                                               ---------------------------------
                                               Joan L. Kidd

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                                 SCHEDULE 1.1(c)
                                 List of Assets

All outstanding shares of The Golf Championships, Inc.
The trade name and mark of Armada Sports & Entertainment
The trade name and mark of The Golf Championships
The trade name and mark of World Putting Tour Championships
The trade name and mark of Celebrity Golf Challenges
The url www.thegolfchampionships.com
All Personnel and contracts with personnel
All contracts with third party contractors and vendors
All computer equipment, programs and file records
All receivables
CBS Television broadcast agreement
All VPAR devices, and equipment
VPAR Florida License agreement and business.
All sports properties, concepts and event designs developed and owned by Armada Sports
All financial schedules and modeling
All intellectual property including but not limited to service and trademarks, patent rights
Any and all online registration systems developed and managed by Armada or the Golf Championships, Inc.
All accounting records including quick books of Armada and the Golf Championships, Inc.
All corporate records, books and documents relating to Armada, The Golf Championships or VPAR.
The 506 offering document for the Golf Championships
The Face Book pages The Golf Championships and Armada Sports
All video promotional materials used in the marketing of the business
All rights title and interest in and to any and all claims Armada or The Golf Championships may have against third parties.
Any and all other assets, records or contracts used in the development and management of The Golf Championships, Inc. and Armada Sports.

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